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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of Career Education Corporation on Form S-1 of our report dated October 27, 1997 on the consolidated financial statements of The Katharine Gibbs Schools, Inc. as of December 31, 1995 and 1996 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

New York, New York
January 19, 1999